Exhibit 99.1
For Immediate Release

Contacts:	Steve Gaut, Public Relations
404-828-8787

Scott Childress, Investor Relations
404-828-7957

UPS RELEASES 3Q 2019 EARNINGS
Operating Profit Up More Than 20%, with Margin Expansion in All Segments

•	3Q19 EPS of $2.01, Up More Than 16%; Adjusted* EPS Up 13.7% to $2.07

•	U.S. Daily Volume Grew Above 9%; Next Day Air Volume Jumped Nearly 24%

•	U.S. Operating Profit Rose Over 28%; Grew Nearly 26% on an Adjusted Basis

•	Positive Operating Leverage in U.S. Driven by Lower Unit Cost

•	International Operating Profit Up 24.4%; and 20.3% on an Adjusted Basis

•	Supply Chain and Freight Operating Margin of 7.3%; Adjusted Margin of 7.6%

•	Reaffirms 2019 Adjusted EPS and Raises Adjusted FCF Target to Over $4.0B

ATLANTA - October 22, 2019 - UPS (NYSE:UPS) today announced third-quarter 2019 adjusted earnings per share of $2.07, a 13.7% increase over the same period last year. The company delivered strong operating profit growth of more than 20%, led by the U.S. Domestic and International segments. U.S. Domestic performed exceptionally well year-over-year, with volume gains across all products.

“Our results reflect significant progress from our transformation initiatives, and our ability to generate growth and deliver increased efficiencies in a dynamic economic environment,” said David Abney, UPS chairman and CEO. “As we recently announced, we continue to forge new partnerships and create innovative solutions to accelerate growth in the most attractive opportunities.”

Transformation strategy costs are excluded from adjusted results. Adjusted third-quarter 2019 results exclude a pre-tax transformation charge of $63 million, or $0.06 per diluted share after tax. Adjusted third-quarter 2018 results excluded a pre-tax transformation charge of $97 million, or $0.09 per share after tax.

Consolidated Results	3Q 2019	Adjusted 3Q 2019	3Q 2018	Adjusted 3Q 2018
Revenue	$18,318 M		$17,444 M
Net Income	$1,750 M	$1,797 M	$1,508 M	$1,581 M
Diluted Earnings Per Share	$2.01	$2.07	$1.73	$1.82

* “Adjusted” and amounts presented in this release are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics, including a reconciliation to the most closely correlated GAAP measure.

For the total company in 3Q 2019:

•	Consolidated revenue increased 5% to $18.3 billion, driven by strong average daily volume growth in the U.S.

•	Total operating profit growth was very strong at more than 23%, and 20.1% on an adjusted basis, led by the U.S. Domestic and International segments.

•	Total operating margin expanded 170 basis points**; adjusted operating margin expanded 150 basis points.

•	Adjusted capital expenditures for the year are approximately $4.5 billion to support network enhancements.

•	Year-to-date cash from operations was $5.7 billion and adjusted free cash flow grew to $3.2 billion.

•	Dividends per share increased 5.5%, and the company repurchased 7 million shares for approximately $753 million year-to-date.

U.S. Domestic Segment

In the U.S. Domestic segment, total volume across all products grew more than 9%. Next Day Air increased nearly 24%; Deferred Air grew more than 17%; and Ground volume rose nearly 7%. Growth came from both B2C and B2B shippers, led by the retail, healthcare and high-tech sectors.

“The investments we are making in new facilities and automation in our network, coupled with solid execution of our strategies, are producing strong results, including strong, positive operating leverage,” said Abney. “We see significant near-term benefits to both top- and bottom-line results in the U.S. and continued momentum into the future.”

	3Q 2019	Adjusted 3Q 2019	3Q 2018	Adjusted 3Q 2018
Revenue	$11,455 M		$10,437 M
Operating profit	$1,216 M	$1,242 M	$949 M	$988 M

•	Revenue grew more than $1 billion, a nearly 10% increase.

•	Operating profit increased 28.1%, and nearly 26% on an adjusted basis.

•	Operating margin was 10.6%; adjusted operating margin expanded 130 basis points.

•	Unit costs were lower by 2.7%; on an adjusted basis, down 2.5%, contributing to positive operating leverage.

International Segment

The International segment reported strong operating profit and expanded operating margin. The company’s performance is the result of a number of items in the quarter, including strong cost control, good execution and targeted domestic and export growth.

	3Q 2019	Adjusted 3Q 2019	3Q 2018	Adjusted 3Q 2018
Revenue	$3,494 M		$3,478 M
Operating profit	$667 M	$693 M	$536 M	$576 M

•	International saw export volume growth on intra-European trade lanes and virtually all Asia trade lanes except Asia-U.S.

**One basis point equals one-hundredth of a percentage point.

•	International domestic revenue per piece fell less than 1%, but grew 2.3% when adjusting for currency.

•	Operating profit increased more than 24%, or by 20.3% on an adjusted basis.

•	Industry-leading operating margin remained strong at 19.1%; adjusted operating margin expanded 320 basis points**.

Supply Chain and Freight Segment

The Supply Chain and Freight segment’s performance was driven by small and medium-sized customers that generate higher-quality revenue, as well as cost management actions throughout the network.

	3Q 2019	Adjusted 3Q 2019	3Q 2018	Adjusted 3Q 2018
Revenue	$3,369 M		$3,529 M
Operating profit	$245 M	$256 M	$242 M	$260 M

•	Operating margin expanded to 7.3%, and to 7.6% on an adjusted basis.

•	Logistics revenue increased more than 7% from growth in the healthcare, retail and manufacturing sectors.

•	UPS Freight produced an increase in revenue per LTL (less-than-truckload) hundredweight of nearly 4%, driven by its focus on small and medium-sized businesses.

•	The Forwarding unit adjusted costs and partially offset the negative revenue impact of trade uncertainty.

Outlook

The company provides guidance on an adjusted (non-GAAP) basis because it is not possible to predict or provide a reconciliation reflecting the impact of future pension mark-to-market adjustments or other unanticipated events, which would be included in reported (GAAP) results and could be material.

“UPS delivered solid performance for the third quarter,” said Brian Newman, UPS’s chief financial officer. “Positive impacts from our transformation initiatives are visible in our results as we continue to improve network efficiencies and create new solutions that will open more growth opportunities well into the future.”

•	The company reaffirms full-year adjusted diluted EPS in the range of $7.45 to $7.75.

•	Guidance assumes no further deterioration regarding global trade uncertainty or U.S. industrial weakness.

•	Adjusted free cash flow for the year is projected to be over $4.0 billion.

•	Capital investments have been reduced in both 2019 and 2020 by about $500 million each year. Network automation targets and other transformation goals remain unchanged.

•	The effective tax rate for the full year 2019 is estimated to be between 22% and 23%.

•	Transformation charges are not included in the adjusted guidance.

**One basis point equals one-hundredth of a percentage point.

# # #

Conference Call Information

UPS CEO David Abney, CFO Brian Newman and former CFO Richard Peretz will discuss third-quarter results with investors and analysts during a conference call at 8:30 a.m. ET, October 22, 2019. That call will be open to others through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.” Additional financial information is included in the detailed financial schedules being posted on www.investors.ups.com under “Financials” and as filed with the SEC as an exhibit to our Current Report on Form 8-K.

About UPS
UPS (NYSE: UPS) is a global leader in logistics, offering a broad range of solutions including transporting packages and freight; facilitating international trade, and deploying advanced technology to more efficiently manage the world of business. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. UPS was awarded America’s Best Customer Service company for Shipping and Delivery services by Newsweek magazine; Forbes Most Valuable Brand in Transportation; and top rankings on the JUST 100 list for social responsibility, the Dow Jones Sustainability World Index, and the Harris Poll Reputation Quotient, among other prestigious rankings and awards. The company can be found on the web at ups.com or pressroom.ups.com and its corporate blog can be found at ups.com/longitudes The company’s sustainability eNewsletter, UPS Horizons, can be found at ups.com/sustainabilitynewsletter. To get UPS news direct, follow @UPS_News on Twitter. To ship with UPS, visit ups.com/ship.

Forward-Looking Statements

Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic direction, prospects and future results, involve certain risks and uncertainties.
Certain factors may cause actual results to differ materially from those contemplated by the forward-looking statements, including changes in economic and other conditions in the markets in which we operate, governmental regulations (including tax laws and regulations), our competitive environment, the facts or assumptions underlying our health and pension benefit funding obligations, the results of negotiation and ratification of labor contracts, the impact of any strikes, work stoppages or slowdowns, changes in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.
Reconciliation of GAAP and non-GAAP Financial Measures

We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, other income (expense), pre-tax income, net income and earnings per share. Additionally, we periodically disclose free cash flow, free cash flow excluding discretionary pension contributions, and capital expenditures including principal repayments of capital lease obligations. The equivalent measures determined in accordance with GAAP are also referred to as "reported" or "unadjusted.”

We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include but are not limited to: amounts related to mark-to-market gains or losses (non-cash); settlement of contingencies; gains or losses associated with mergers, acquisitions, divestitures and other structural changes; charges related to restructuring programs such as the implementation of our Transformation strategy; asset impairments (non-cash); amounts related to changes in tax regulations or positions; amounts related to changes in foreign currency exchange rates and the impact of any hedging activities; other pension and postretirement related items; and debt modifications.

We believe that these non-GAAP measures provide additional meaningful information to assist users of our financial statements in understanding our financial results, cash flows and assessing our ongoing performance because they exclude items that may not be indicative of, or are unrelated to, our underlying operations and may provide a useful baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions. We also use certain of these measures for the determination of incentive compensation awards.

Non-GAAP financial measures should be considered in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

Costs Related to Restructuring Programs; Transformation Strategy Costs

We supplement the presentation of our operating profit, operating margin, pre-tax income, net income and earnings per share with similar non-GAAP measures that exclude the impact of costs related to restructuring programs, including Transformation strategy costs. We believe this adjusted information provides a useful comparison of year-to-year financial performance without considering the short-term impact of restructuring costs. We evaluate our performance on this adjusted basis.

Impact of Changes in Foreign Currency Exchange Rates and Hedging Activities

We supplement the reporting of our revenue, revenue per piece and operating profit with non-GAAP measures that exclude the period-over-period impact of foreign currency exchange rate changes and hedging activities. We believe currency-neutral revenue, revenue per piece and operating profit information allows users of our financial statements to understand growth trends in our products and results. We evaluate the performance of our International Package and Supply Chain and Freight segments on this currency-neutral basis.

Currency-neutral revenue, revenue per piece and operating profit are calculated by dividing current period reported U.S. dollar revenue, revenue per piece and operating profit by the current period average exchange rates to derive current period local currency revenue, revenue per piece and operating profit. The derived amounts are then multiplied by the average foreign exchange rates used to translate the comparable results for each month in the prior year period (including the period over period impact of foreign currency hedging activities). The difference between the current period reported U.S. dollar revenue, revenue per piece and operating profit and the derived current period U.S. dollar revenue, revenue per piece and operating profit is the period over period impact of currency fluctuations.

Free Cash Flow and Adjusted Capital Expenditures

We supplement the reporting of cash flows from operating activities with free cash flow, free cash flow excluding discretionary pension contributions and free cash flow plus principal repayments of capital lease obligations, non-GAAP liquidity measures. We believe these free cash flow measures are important indicators of how much cash is generated by regular business operations and we use them as a measure of incremental cash available to invest in our business, meet our debt obligations and return cash to shareowners. Additionally, we believe that adjusting capital expenditures for principal repayments of capital lease obligations more appropriately reflects the overall cash that we have invested in capital assets. We calculate free cash flow as cash flows from operating activities less capital expenditures, proceeds from disposals of property, plant and equipment, and plus or minus the net changes in finance receivables and other investing activities. Free cash flow excluding discretionary pension contributions adds back any discretionary pension contributions made during the period.

Reconciliation of GAAP and Non-GAAP Income Statement Data
(in millions, except per share amounts):

Three Months Ended September 30, 2019

	As- Reported (GAAP)	Transformation Strategy Costs(1)	As-Adjusted (Non-GAAP)
Operating profit:
U.S. Domestic Package	$1,216	$26	$1,242
International Package	667	26	693
Supply Chain & Freight	245	11	256
Total operating profit	$2,128	$63	$2,191

Income before income taxes	$2,206	$63	$2,269

Income tax expense	$456	$16	$472

Net income	$1,750	$47	$1,797

Diluted earnings per share	$2.01	$0.06	$2.07
(1) Transformation strategy costs included other employee benefits costs of $41 million, and other costs of $22 million

Nine Months Ended September 30, 2019

	As- Reported (GAAP)	Transformation Strategy Costs (1)	As-Adjusted (Non-GAAP)
Operating profit:
U.S. Domestic Package	$3,090	$72	$3,162
International Package	1,858	112	1,970
Supply Chain & Freight	717	23	740
Total operating profit	$5,665	$207	$5,872

Income before income taxes	$5,850	$207	$6,057

Income tax expense	$1,304	$50	$1,354

Net income	$4,546	$157	$4,703

Diluted earnings per share	$5.23	$0.18	$5.41
(1) Transformation strategy costs included other employee benefits costs of $149 million, and other costs of $58 million

Note: Certain amounts may not compute due to rounding.

Reconciliation of GAAP and Non-GAAP Revenue, Revenue Per Piece, and Adjusted Operating
Profit
(in millions, except per piece amounts):

Three Months Ended September 30
	2019 As- Reported (GAAP)	2018 As- Reported (GAAP)	% Change (GAAP)	Currency Impact	2019 Currency- Neutral (Non-GAAP) (1)	% Change (Non-GAAP)
Average Revenue Per Piece:
International Package:
Domestic	$6.45	$6.47	(0.3)%	$0.17	$6.62	2.3%
Export	29.06	29.32	(0.9)%	0.06	29.12	(0.7)%
Total International Package	$16.92	$17.06	(0.8)%	$0.11	$17.03	(0.2)%

Consolidated	$11.02	$11.20	(1.6)%	$0.01	$11.03	(1.5)%

Revenue:
U.S. Domestic Package	$11,455	$10,437	9.8%	$—	$11,455	9.8%
International Package	3,494	3,478	0.5%	24	3,518	1.2%
Supply Chain & Freight	3,369	3,529	(4.5)%	20	3,389	(4.0)%
Total revenue	$18,318	$17,444	5.0%	$44	$18,362	5.3%

(1) Amounts adjusted for period over period foreign currency exchange rate and hedging differences

	2019 As- Adjusted (Non-GAAP) (1)	2018 As-Adjusted (Non-GAAP)(1)	% Change (Non-GAAP)	Currency Impact	2019 As -Adjusted Currency Neutral (Non-GAAP) (2)	% Change (Non-GAAP)
Operating Profit:
U.S. Domestic Package	$1,242	$988	25.7%	$—	$1,242	25.7%
International Package	693	576	20.3%	(32)	661	14.8%
Supply Chain & Freight	256	260	(1.5)%	7	263	1.2%
Total operating profit	$2,191	$1,824	20.1%	$(25)	$2,166	18.8%

(1) Amounts adjusted for Transformation strategy costs
(2) Amounts adjusted for Transformation strategy costs and period over period foreign currency exchange rate and hedging differences

Certain prior year amounts have been classified to confirm to the current year presentation.

Reconciliation of GAAP and Non-GAAP Revenue, Revenue Per Piece, and Adjusted Operating
Profit
(in millions, except per piece amounts):

Nine Months Ended September 30
	2019 As- Reported (GAAP)	2018 As- Reported (GAAP)	% Change (GAAP)	Currency Impact	2019 Currency- Neutral (Non-GAAP) (1)	% Change (Non-GAAP)
Average Revenue Per Piece:
International Package:
Domestic	$6.52	$6.60	(1.2)%	$0.33	$6.85	3.8%
Export	29.29	29.43	(0.5)%	0.43	29.72	1.0%
Total International Package	$17.04	$17.18	(0.8)%	$0.37	$17.41	1.3%

Consolidated	$11.10	$11.14	(0.4)%	$0.06	$11.16	0.2%

Revenue:
U.S. Domestic Package	$33,085	$31,018	6.7%	$—	$33,085	6.7%
International Package	10,458	10,613	(1.5)%	222	10,680	0.6%
Supply Chain & Freight	9,983	10,382	(3.8)%	70	10,053	(3.2)%
Total revenue	$53,526	$52,013	2.9%	$292	$53,818	3.5%

(1) Amounts adjusted for period over period foreign currency exchange rate and hedging differences

	2019 As- Adjusted (Non-GAAP) (1)	2018 As-Adjusted (Non-GAAP)(1)	% Change (Non-GAAP)	Currency Impact	2019 As-Adjusted Currency Neutral (Non-GAAP) (2)	% Change (Non-GAAP)
Operating Profit:
U.S. Domestic Package	$3,162	$2,879	9.8%	$—	$3,162	9.8%
International Package	1,970	1,824	8.0%	(46)	1,924	5.5%
Supply Chain & Freight	740	677	9.3%	9	749	10.6%
Total operating profit	$5,872	$5,380	9.1%	$(37)	$5,835	8.5%

(1) Amounts adjusted for Transformation strategy costs
(2) Amounts adjusted for Transformation strategy costs and period over period foreign currency exchange rate and hedging differences

Certain prior year amounts have been classified to confirm to the current year presentation.

Reconciliation of Non-GAAP Liquidity Measures
(in millions):

Nine Months Ended September 30

Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash

Preliminary 2019
Cash flows from operating activities	$5,693
Cash flows used in investing activities	(4,027)
Cash flows used in financing activities	(1,824)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	6
Net increase/(decrease) in cash, cash equivalents and restricted cash	$(182)

Reconciliation of Adjusted Capital Expenditures and Free Cash Flow (Non-GAAP measures)

Preliminary 2019

Cash flows from operating activities (GAAP)	$5,693
Capital expenditures	(4,336)
Principal repayments of capital lease obligations	(120)
Adjusted capital expenditures (non-GAAP measure)	$(4,456)
Proceeds from disposals of PP&E	61
Net change in finance receivables	8
Other investing activities	(84)
Adjusted free cash flow (Non-GAAP measure)	$1,222
Discretionary pension contributions	2,000
Adjusted free cash flow (non-GAAP measure) excluding discretionary pension contributions	$3,222

Amounts are subject to reclassification.